UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2019

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common stock, par value $0.01 par value	AREX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2019, Approach Resources Inc. (the “Company”) received a letter from the Listing Qualifications department staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of Nasdaq’s determination to delist the Company’s common stock from the Nasdaq Global Select Market due to the Company’s inability to achieve compliance with the $1.00 per share minimum closing bid price required by the continued listing requirements of Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company previously had 180 calendar days, or until October 29, 2019, to regain compliance with the Minimum Bid Requirement.

Unless the Company requests an appeal of this determination, trading in the Company’s securities will be suspended at the opening of business on November 12, 2019, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq. The Company does not intend to appeal the determination, and, therefore, it is expected that the Company’s common stock will be delisted from Nasdaq.

The Company expects that effective November 12, 2019, its common stock will commence trading on the OTC Pink marketplace. The Company can provide no assurance that its common stock will continue to trade on the OTC Pink, whether broker-dealers will continue to provide public quotes of the Company’s common stock on the OTC Pink, whether the trading volume of the company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock may be blocked by OTC Markets Group in the future.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Morgan D. Neff

On October 31, 2019, Morgan D. Neff resigned from the board of directors of the Company (the “Board”), effective immediately. Mr. Neff was not a member of any of the Company’s committees.

Mr. Neff’s resignation from the Board was not a result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

Resignation of Matthew D. Wilks

On November 1, 2019, Matthew D. Wilks resigned from the Board, effective immediately. Mr. Wilks was not a member of any of the Company’s committees.

Mr. Wilks’s resignation from the Board was not a result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

Following Mr. Neff and Mr. Wilks’ resignations, the number of directors comprising the Board is four.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Approach Resources Inc.

By:	/s/ Joshua E. Dazey
Joshua E. Dazey
Executive Vice President – Legal and Secretary

Date:  November 4, 2019

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